KPMG Peat Marwick LLP
345 Park Avenue
New York, NY 10154


Independent Auditors Consent






To the Board of Directors and Shareholders
Lexington Tax Free Money Fund, Inc.:


We consent to the use of our report dated February 14, 1997 included in the Registration Statement on Form N-1A and to the references to our firm under the headings Financial Highlights and Counsel and Independent Auditors in the Prospectus.




        /s/ KPMG Peat Marwick LLP

								KPMG Peat Marwick LLP


New York, New York
April 30, 1997